UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12
SCM MICROSYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXPLANATORY NOTE
     The sole reason for this filing is to make certain corrections to the beneficial ownership table and related footnotes appearing on pages 29 through 30 of the definitive proxy statement, dated September 10, 2009, for the annual meeting of stockholders of SCM Microsystems, Inc. to be held on October 29, 2009.
     The beneficial ownership table appearing in the proxy statement inadvertently included an incorrect calculation for the total number of shares and the total percentage of shares outstanding beneficially owned by all directors and executive officers as a group, and an incorrect calculation of the aggregate number of options exerciable within 60 days for all directors and executive officers, as shown in footnote 15. The number of shares and the percentage of shares outstanding beneficially owned by each individual director and executive officer, however, was correct.
     The corrected table and footnote are included below.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership
     The table below sets forth information known to us as of August 31, 2009 with respect to the beneficial ownership of our common stock by:
(1)	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

(2)	each of our directors and director nominees;

(3)	each of the Named Executive Officers (Felix Marx, Stephan Rohaly, Eang Sour Chhor and Manfred Mueller); and

(4)	all of our directors and Named Executive Officers, which includes all of our executive officers as of August 31, 2009, as a group.
     Except as otherwise indicated, and subject to applicable community property laws, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares held by them. Applicable percentage ownership in the following table is based on 25,134,985 shares of our common stock outstanding as of August 31, 2009.
     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 31, 2009 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person.
     Unless specified below, the mailing address for each individual, officer or director is c/o SCM Microsystems, Inc., Oskar-Messter-Str. 13, 85737 Ismaning, Germany.

	Shares of Common Stock
	Beneficially Owned
Name of Beneficial Owner	Number	Percentage

Lincoln Vale European Partners Master Fund, LP(1)	1,545,692	6.2%
55 Old Bedford Road Lincoln, MA 01773
Ayman Ashour/Bluehill ID AG(2)	1,305,004	5.2%
Dufourstrasse 121 St Gallen, Switzerland CH-9001

	Shares of Common Stock
	Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Royce & Associates, LLC(3)	1,261,880	5.0%
1414 Avenue of the Americas New York, NY 10019
Dimensional Fund Advisors, Inc(4)	1,165,213	4.6%
Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746
Dr Hans Liebler(5)	1,555,692	6.2%
Lawrence W Midland(6)	1,257,600	5.0%
Douglas J Morgan(7)	274,374	1.1%
Stephan Rohaly(8)	127,803	*
Manfred Mueller(9)	112,295	*
Steven Humphreys(10)	108,194	*
Werner Koepf(11)	65,081	*
Simon Turner(12)	55,700	*
Felix Marx(13)	37,425	*
Eang Sour Chhor(14)	—	—
All directors and executive officers as a group (10 persons)(15)	3,594,164	14.1%

*	Less than one percent.
1)	Based solely on information contained in an Annual Report on Form 10-K, as filed with the SEC on March 13, 2009.

2)	Based solely on information reported to the German Federal Financial Supervisory Authority (“BaFin”), Bluehill ID AG held 1,201,004 shares of SCM common stock as of May 7, 2009. Ayman Ashour is the Chief Executive Officer and Chairman of Bluehill ID AG and may be deemed to be a beneficial owner of the shares held by Bluehill. Additionally, Mr. Ashour directly owns 104,000 shares of SCM common stock received in exchange for 52,000 shares of Hirsch common stock following SCM’s merger with Hirsch. Further, an affiliate of Mr. Ashour, Newton International Management, LLC, owns a warrant to purchase 9,923 shares of SCM common stock and, in connection with Mr. Ashour’s service as a director of Hirsch in 2008, Mr. Ashour also was granted a warrant to purchase an additional 9,923 shares of SCM common stock, equivalent to an additional 3,000 shares of Hirsch common stock. Mr. Ashour may be deemed to be a beneficial owner of the warrants held by Newton International Management, LLC. Ayman Ashour served as a director of Hirsch from April 20, 2007 until his resignation as a director of Hirsch on November 17, 2008. Because the warrants to purchase SCM common stock are not exercisable for three years following the merger, they are not reflected in the table above.

3)	Based solely on information contained in a Schedule 13-F filed with the SEC for the period ended June 30, 2009.

4)	Based solely on information contained in a Schedule 13-F filed with the SEC for the period ended June 30, 2009.

5)	Includes options to purchase 10,000 shares of SCM common stock exercisable within 60 days. Dr. Liebler is a founder and member of the investment committee of Lincoln Vale European Partners Master Fund, LP. As a result of his affiliation with Lincoln Vale European Partners Master Fund, LP, Dr. Liebler may be deemed to be a beneficial owner of the shares held by Lincoln Vale European Partners Master Fund, LP and may have shared voting and investment power with respect to such shares. Dr. Liebler disclaims beneficial ownership of or any pecuniary interest in such shares.

6)	Includes 1,239,600 shares held by the Midland Family Trust Est. Jan 29, 2002, 5,200 shares of SCM common stock held by Mr. Midland as custodian for Ashley Marie Midland, 6,000 shares of SCM common stock held as custodian for Alison Midland, 4,000 shares of SCM common stock held as custodian for Taylor Ann Midland and 2,800 shares of SCM common stock held as custodian for Madison Kathleen Midland. As a result of the merger of SCM and Hirsch, Mr. Midland also beneficially owns warrants to purchase 628,800 of SCM common stock, which are not exercisable until April 30, 2012, and 40,000 options to shares of SCM common stock that are not exercisable within 60 days and are not included in the table above.

7)	Includes options to purchase 4,166 shares of SCM common stock exercisable within 60 days. Additionally, Mr. Morgan owns warrants to purchase 152,950 shares of SCM common stock, which are not exercisable until April 30, 2009 and are not included in the table above. Of the shares beneficially owned by Mr. Morgan, 50,000 are held by Performance Strategies Inc. Profit Sharing Plan & Trust, of which Mr. Morgan is a trustee. In addition, of the warrants to purchase shares of SCM stock, 25,000 are held by Performance Strategies Inc. Profit Sharing Plan & Trust.

8)	Includes options to purchase 106,550 shares of SCM common stock exercisable within 60 days.

9)	Includes options to purchase 93,348 shares of SCM common stock exercisable within 60 days.

10)	Includes options to purchase 56,415 shares of SCM common stock exercisable within 60 days.

11)	Includes options to purchase 25,000 shares of SCM common stock exercisable within 60 days.

12)	Includes options to purchase 50,000 shares of SCM common stock exercisable within 60 days.

13)	Consists of options to purchase of 37,425 shares of SCM common stock exercisable within 60 days.

14)	Mr. Chhor resigned from the Company effective June 30, 2009 and his options were canceled as of September 29, 2009.

15)	Includes an aggregate of 382,904 options exercisable within 60 days.